Exhibit 10.73

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 9

TO MASTER REPURCHASE AGREEMENT

Amendment No. 9 to Master Repurchase Agreement, dated as of December 9, 2019 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and Caliber Home Loans, Inc. (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of September 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Interpretation; Principles of Construction. Section 1.2 of the Existing Master Repurchase Agreement is hereby amended by deleting the reference to Section 1-201(19) in the last paragraph thereof and replacing it with a reference to Section 1-201(b)(20).

SECTION 2. Alternative Rate. Section 4.14 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

4.14 Alternative Rate. If prior to any Payment Date, Buyer determines in its sole discretion that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining One-Month LIBOR, (ii) One-Month LIBOR is no longer in existence, (iii) the administrator of One-Month LIBOR or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which One-Month LIBOR shall no longer be made available or used for determining the interest rate of loans, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to Buyer, that will continue to provide One-Month LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”), or (iv) mortgage loan financing facilities similar to this facility, currently being executed, or that include language similar to that contained in this Section 4.14, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace One-Month LIBOR, Buyer shall give prompt notice thereof to Seller, whereupon the Applicable Pricing Rate from the date specified in such notice, which may be the Scheduled Unavailability Date, for such period, and for all subsequent periods until such notice has been withdrawn by Buyer, shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such benchmark rates, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Buyer from time to time in its sole discretion and may be periodically updated) (any such rate, a “Successor Rate”). Such Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Buyer, such Successor Rate shall be applied in a manner as otherwise determined by Buyer in its sole discretion. In connection with the implementation of a Successor Rate, Buyer shall have the right to make Successor Rate Conforming Changes, as determined by Buyer in its sole discretion from time to time and, notwithstanding anything to the contrary herein or in any other Principal Agreement, any amendments implementing such Successor Rate Conforming Changes shall become effective without any further action or consent of any other party to this Agreement.

SECTION 3. Periodic Due Diligence. Section 6.7 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

6.7 Periodic Due Diligence. Seller acknowledges that Buyer has the right at any time during the term of this Agreement to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Principal Agreement, or otherwise, and Seller agrees that upon reasonable (but no less than five (5) Business Days’) prior notice to Seller (provided that upon the occurrence of a Potential Default or an Event of Default, no such prior notice shall be required), Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Loan Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller, Custodian or Servicer. Further, Seller will make available to Buyer a knowledgeable financial or accounting officer and will instruct such officer to answer candidly and fully, at no cost to Buyer, any and all questions that any authorized representative of Buyer may address to them in reference to the Mortgage Loan Files and Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer shall purchase Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Data Records and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right, at any time to re-underwrite any of the Purchased Assets itself or engage a third party underwriter to perform such re-underwriting. Seller agrees to reasonably cooperate with Buyer and any third party underwriter on behalf of Buyer in connection with such re-underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Seller and Buyer further agree that all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 6.7 shall be paid by Seller; provided, that Seller shall not be responsible for costs and expenses incurred by Buyer in excess of the Due Diligence Cap; provided further, that such Due Diligence Cap shall not apply upon the occurrence and continuance of an Event of Default.

SECTION 4. Section 9.9 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.9 Fidelity Bonds and Insurance. Seller shall maintain an insurance policy, in a form and substance satisfactory to Buyer, covering against loss or damage relating to or resulting from breach of fidelity by Seller, or any officer, director, employee or agent of Seller, loss or destruction of documents (whether written or electronic), fraud, theft, misappropriation and errors and omissions, such that Buyer shall have the right to pursue claims for coverage available to any named insured to the full extent allowed by law and subject to standard policy conditions and exclusions. This policy shall name Buyer as a loss payee and shall provide coverage in an amount as required by the Fannie Mae Guide. Following approval by Buyer of a specific insurance policy, Seller shall not amend, cancel, suspend or otherwise change provisions of such policy that impact Buyer without the prior written consent of Buyer.

SECTION 5. Agency Audit and Approval Maintenance. Section 9.15 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.15 Agency Audit and Approval Maintenance. Seller shall (i) at all times maintain copies of relevant portions of all Agency Audits in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, (ii) provide Buyer with copies of such Agency Audits promptly upon Buyer’s request, unless otherwise expressly prohibited from doing so by the applicable Agency, and (iii) take all actions necessary to maintain its respective Approvals.

SECTION 6. Negative Covenants. Article 10 of the Existing Master Repurchase Agreement is hereby amended by deleting subsection 10.11 in its entirety and replacing it with the following:

10.11 Regulation W. Seller shall not use the proceeds from the transfer of funds from Buyer to Seller to effect transactions with any affiliate (as defined in 12 CFR §223.2 or 12 USC §371c) of Buyer.

SECTION 7. Notices. Section 14.11 of the Existing Master Repurchase Agreement is hereby amended by:

7.1 deleting Buyer’s notice information in subsection (a) in its entirety and replacing it with the following:

If to Buyer:    Bank of America, National Association 31303 Agoura Road

Mail Code: CA6-917-02-63

Westlake Village, California 91361

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@bofa.com

With copies to:

Bank of America, N.A.

One Bryant Park, 11th Floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Director, Mortgage Finance

Telephone: (646) 855-0946

Facsimile: (646) 855-5050

Email: Eileen.Albus@bofa.com

Bank of America, N.A.

214 N. Tryon Street

Mail Code: NC1-027-20-05

Charlotte, North Carolina 28255

Attention: Greg Lumelsky, Assistant General Counsel

Telephone: (980) 388-6357

Facsimile: (704) 409-0810

Email: Greg.Lumelsky@bofa.com

7.2 deleting Buyer’s notice information in subsection (b) in its entirety and replacing it with the following:

If to Buyer:  Adam.Gadsby@bofa.com, Adam.Robitshek@bofa.com,

Eileen.Albus@bofa.com and Amie.Davis@bofa.com.

SECTION 8. Glossary of Defined Terms. Exhibit A to the Existing Master Repurchase Agreement is hereby amended by deleting the definition of “Successor Rate Conforming Changes” in its entirety and replacing it with the following:

Successor Rate Conforming Changes: With respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of Buyer, and determined in good faith, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as Buyer determines to be necessary in its sole good faith discretion).

SECTION 9. Representations and Warranties. Exhibit L to the Existing Master Repurchase Agreement is hereby amended by deleting paragraphs (v) and (pp) in their entirety and replacing them with the following:

(v) Hazard Insurance. The Mortgage Loan is covered by a policy of hazard insurance and insurance against other insurable risks and hazards as are customary in the area where the Mortgaged Property is located as required by the applicable Approved Investor and in accordance with the Seller’s underwriting guidelines and the Agency Guides, as applicable, in an amount that must be not less than the least of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, and (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property or such maximum lesser amount as permitted by the applicable Approved Investor and applicable law, all in a form usual and customary in the industry and that is in full force and effect, and all amounts required to have been paid under any such policy have been paid. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(pp) HOEPA. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or (d) a High Cost Loan or Covered Loan, except to the extent such Covered Loan is a “Qualified Mortgage” as defined in Section 129C(b) of the federal Truth-in-Lending Act, 15 U.S.C. 1639c(b) and as further defined in Regulation Z, 12 C.F.R. Part 1026.43(e), as may be amended from time to time.

SECTION 10. Agency Eligible Escrow Mortgage Loan Products. Exhibit S to the Existing Master Repurchase Agreement is hereby amended by deleting such exhibit and replacing it with Annex A attached hereto.

SECTION 11. States and Jurisdictions. Schedule 2 to the Existing Master Repurchase Agreement is hereby amended by deleting such schedule in its entirety and replacing it with Annex B attached hereto.

SECTION 12. Seller’s Existing Debt. Schedule 3 to the Existing Master Repurchase Agreement is hereby amended by deleting such schedule in its entirety and replacing it with the Annex C attached hereto.

SECTION 13. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable out-of-pocket fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 14. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 15. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 16. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 17. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 18. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:	/s/ Adam Robitshek
Name: Adam Robitshek
Title: Vice President

Signature Page to Amendment No. 9 to Master Repurchase Agreement

CALIBER HOME LOANS, INC., as Seller

By:	/s/ Vasif T. Imtiazi
Name: Vasif T. Imtiazi
Title: Deputy CFO

Signature Page to Amendment No. 9 to Master Repurchase Agreement

ANNEX A TO AMENDMENT

EXHIBIT S

Agency Eligible Escrow Mortgage Loan Products

•	Fannie Mae’s HomeStyle Renovation®

•	FHA’s 203(k) Mortgage

•	FHA’s 203(h) Mortgage

•	VA’s Renovation Loan

•	Freddie Mac Choice Renovation Mortgage Loans

ANNEX B TO AMENDMENT

SCHEDULE 2

List of Seller’s States and Jurisdictions

All 50 states

ANNEX C TO AMENDMENT

SCHEDULE 3

List of Seller’s Existing Debt

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